Exhibit 4(u)
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                                        USAA CONTRACT CONTROL NUMBER: 0000129493
                                       USAA AMENDMENT CONTROL NUMBER: 0000134458


                                AMENDMENT NO. 02
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 02 made as of the 1st day of December 2003 to the Investment Subadvisory Agreement made as of the 18th day of October, 2002, and amended and restated as of the 1st day of May, 2003, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and BATTERYMARCH FINANCIAL MANAGEMENT, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business in Boston, Massachusetts (Batterymarch), with respect to services provided to series of USAA Mutual Fund, Inc.

            IMCO and Batterymarch agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

            1. NEW FUND. IMCO hereby appoints Batterymarch as an investment subadviser of the USAA Small Cap Stock Fund on the terms and conditions set forth in the Agreement.

            2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Company for which Batterymarch is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A (revised 12/1/03) attached hereto.

            3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Batterymarch with respect to each Fund, is hereby replaced in its entirety by Schedule B (revised 12/1/03) attached hereto.

            4.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and Batterymarch have caused this Amendment No. 02 to be executed as of the date first set forth above.


Attest:                                     USAA INVESTMENT MANAGEMENT
                                            COMPANY


By: /s/ Mark S. Howard                      By:    /s/ Christopher W. Claus
     -------------------------------               ----------------------------
Name:    Mark S. Howard                     Name:    Christopher W. Claus
Title:   Secretary                          Title:   President



                                            By:   /s/ Sean E. Thomas
                                                  --------------------------
                                            Name:    Sean E. Thomas
                                            Title: Authorized Signatory

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Attest:                                     BATTERYMARCH FINANCIAL MANAGEMENT,
                                            INC.


By:   /s/ Philip E. Channen                 By:  /s/ Francis Tracy
      ---------------------------------         -------------------------------
Name: Philip E. Channen                     Name: Francis Tracy
Title: Assistant Secretary                  Title: President, CFO



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                                   SCHEDULE A

                                (REVISED 12/1/03)



FUND                                                 EFFECTIVE DATE

USAA CAPITAL GROWTH FUND                             OCTOBER 18, 2002

USAA SMALL CAP STOCK FUND                            DECEMBER 1, 2003



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                                   SCHEDULE B

                                (REVISED 12/1/03)

                                      FEES

                                  RATE PER ANNUM OF THE AVERAGE
                                          DAILY NET ASSETS
     FUND ACCOUNT                       OF THE FUND ACCOUNT

USAA Capital Growth Fund                         0.50%
USAA Small Cap Stock Fund                        0.50%